Exhibit 99.1


            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


                       AMENDED CHANGE OF CONTROL AGREEMENT

         This Amended Change of Control Agreement is entered into as of this 5th day of December, 2007 by and between Cornerstone Bancorp (the "Company") and J. Rodger Anthony (the "Executive").

         WHEREAS, on June 8, 2004, the Company and the Executive entered into a Change of Control Agreement (the "Agreement"); and

         WHEREAS, the Company and the Executive desire to amend the Agreement in compliance with the recently enacted Internal Revenue Code Section 409A and associated federal regulations.

         NOW, THEREFORE, in consideration of the premises and of services previously provided to the Company by the Executive, and Executive's willingness to continue employment with the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, agree as follows:

         The principal purpose of this agreement is to protect Executive against a Change of Control of the Company as defined in Item 1 below. Executive is, however, an employee at will, and this agreement is not an employment agreement and shall not create for Executive any right to continued employment.

1. In the event that, within five years after June 8, 2004, any Change of Control (as defined below) of the Company is effected, then Executive shall be entitled to the following benefits:

         (a) A lump sum payment equal to three times the Executive's annual base salary in effect at the effective date of the Change of Control. Such payment shall be made within five business days following such Change of Control.

         (b) If, however, the amount of any lump-sum payment in (a) above, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code equals or exceeds three times the base amount described in Section 280G of the Internal Revenue Code, then the amount due hereunder shall be adjusted to have a value for purposes of Section 280G of three times the base amount less $100.

         (c) Any amount paid pursuant to this Agreement will be deemed severance pay. Executive shall not be under any duty to mitigate damages and no income received by Executive thereafter shall reduce the amount due Executive hereunder.

         A "Change of Control" of the Company shall be deemed to have been effected for purposes of this agreement (i) on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total voting power of the stock of the Company; (ii) any one person, or more than one person acting as a group, acquires ownership, during any 12-month period ending on the date of the most recent acquisition by

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such person or group,  of stock of the  Company  that  constitutes  more than 50 percent of the total voting power of the stock of the Company; (iii) the Company is merged with or into any other entity and the Company is not the surviving entity of the merger, unless the shareholders of the Company immediately prior to the merger own, directly or indirectly, immediately after the merger stock of the surviving entity of the merger that constitutes more than 50 percent of the total voting power of the stock of the surviving entity of the merger; (iv) on the date that any one person, or more than one person acting as a group, acquires ownership of stock of any subsidiary of the Company by which subsidiary Executive is principally employed that, together with stock held by such person or group, constitutes more than 50 percent of the total voting power of the stock of the subsidiary; (v) any one person, or more than one person acting as a group, acquires ownership, during any 12-month period ending on the date of the most recent acquisition by such person or group, of stock of any subsidiary of
the  Company  by  which  subsidiary   Executive  is  principally  employed  that
constitutes more than 50 percent of the total voting power of the stock of the subsidiary; or (vi) any subsidiary of the Company by which Executive is principally employed is merged with or into another entity which is not also a subsidiary of the Company and such subsidiary is not the surviving entity of the merger, unless immediately after the merger the Company owns stock of the surviving entity of the merger that constitutes more than 50 percent of the total voting power of the stock of the surviving entity of the merger.

2. Commencing on December 8, 2006, and on each annual anniversary thereafter, the term of this agreement shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Executive that the term will not be extended.

3. Nothing herein shall deprive Executive of any vested benefits that Executive has in any Company retirement or other Executive benefit plan. The payment provided for in Section 1 is in addition to any other amount due to Executive.

4.  This  Agreement  shall  inure  to  the  benefit  of and  be  enforceable  by
Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die after the occurrence of a Change of Control and while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or designee or, if there be no such designee, to Executive's estate.

5. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by Executive and the Chairman of the Board of the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina.

6. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Easley, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses, including Executive's reasonable attorneys' fees, arising in connection with any arbitration proceeding pursuant to this Section.

8. Should the Company merge or consolidate with another corporation and the Company is not the surviving corporation in such a merger or consolidation, the Company will obtain as a condition of merger or consolidation assent to and

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assumption  of this  Agreement by the  corporation  which will be the  surviving corporate entity in such merger or consolidation. Upon consummation of the consolidation or merger, the term "Company" shall mean the corporate entity which is the survivor of the merger or consolidation.

         In witness whereof, the parties hereto have executed this Amended Change of Control Agreement as of the date first above written.

                              [SIGNATURES OMITTED]























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